UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 20, 2014

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300 Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

CARBO Ceramics Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 20, 2014. Voting results for each proposal considered at the Annual Meeting are set forth below. The proposals are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 2, 2014.

Proposal 1:	Election of eight directors.

The eight individuals listed below were elected as directors of the Company at the Annual Meeting. Voting results for each director were as follows:

Names	For	Withheld	Broker Non-Votes
Sigmund L. Cornelius	20,084,912	786,329	898,533
Chad C. Deaton	20,488,373	382,868	898,533
James B. Jennings	20,402,391	468,850	898,533
Gary A. Kolstad	20,773,016	98,225	898,533
H.E. Lentz, Jr.	20,284,102	587,139	898,533
Randy L. Limbacher	20,404,648	466,593	898,533
William C. Morris	19,453,866	1,417,375	898,533
Robert S. Rubin	20,356,108	515,133	898,533

Proposal 2:	Approval of the 2014 CARBO Ceramics Inc. Omnibus Incentive Plan.

Voting results with respect to the approval of the 2014 CARBO Ceramics Inc. Omnibus Incentive Plan for 2014 were as follows:

For	Against	Abstentions	Broker Non-Votes
20,279,693	567,611	23,937	898,533

Proposal 3:	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Voting results with respect to the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 were as follows:

For	Against	Abstentions	Broker Non-Votes
21,669,146	96,859	3,769	0

Proposal 4:	Advisory vote on the compensation of the named executive officers.

Voting results with respect to the advisory vote on the compensation of the named executive officers were as follows:

For	Against	Abstentions	Broker Non-Votes
20,488,384	364,724	18,133	898,533

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.

Date: May 22, 2014	By:	/s/ R. Sean Elliott
R. Sean Elliott
Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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